Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Steven Schwartz Treasurer, Head of Investor Relations 888-221-1234 ext. 3763 sschwartz@american-equity.com

American National Announces Full Redemption of Outstanding Depositary Shares

Representing Interests in its 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A

and Intent to Voluntarily Delist and Deregister

HOUSTON, TX, January 24, 2025 (GLOBE NEWSWIRE) — American National Group Inc. (the “Company”) (NYSE: ANG PRA) today announced that the Company will redeem (the “Redemption”) all the 16,000 outstanding shares of its 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”) and the corresponding 16,000,000 depositary shares, each representing a 1/1,000th interest in one share of Series A Preferred Stock (the “Depositary Shares”), on February 24, 2025 (the “Redemption Date”).

The Depositary Shares will be redeemed for a redemption price equal to $25.00 per Depositary Share (equivalent to $25,000 per share of Series A Preferred Stock) plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend attributable to 1/1,000th of a share of Series A Preferred Stock to the then-current dividend period that has not been declared and paid to, but excluding, the Redemption Date (the “Redemption Price”).

The Depositary Shares are held through The Depository Trust Company (“DTC”) and will be redeemed in accordance with the applicable procedures of DTC. Payment to DTC for the Depositary Shares will be made by Computershare Inc., the Company’s redemption agent (the “Redemption Agent”), in accordance with the terms set forth in the Redemption Agent Agreement that governs the redemption of the Depositary Shares. All questions about the notice of redemption and related materials should be directed to the Redemption Agent at the following address and phone number:

Computershare Inc.

Attention: Corporate Actions Department

150 Royall Street

Canton, MA 02021

Tel: 1-800-546-5141

Upon the Redemption, no Series A Preferred Stock or Depositary Shares will remain outstanding, and all rights with respect to such stock or depositary shares will cease and terminate except only the right of the holders of the Depositary Shares to receive the Redemption Price, without interest. The information contained in this press release does not constitute a notice of redemption with respect to the Series A Preferred Stock or Depositary Shares. Investors in the Depositary Shares should contact the bank or broker through which they hold a beneficial interest in the Depositary Shares for information about obtaining the Redemption Price for the Depositary Shares in which they have a beneficial interest.

In connection with the Redemption, the Company intends to delist the Depositary Shares from the New York Stock Exchange (“NYSE”) and to deregister the Depositary Shares from registration with the Securities and Exchange Commission (the “SEC”). The Company intends to request that NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all of the Depositary Shares from NYSE. In addition, after the Redemption Date, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of all of the Depositary Shares. Deregistration of the Depositary Shares is expected to become effective 90 days after the Form 15 is filed.

ABOUT AMERICAN NATIONAL GROUP INC.

American National Group Inc. offers a broad array of insurance products and services through its operating subsidiaries, American National and American Equity Life. Operating across 50 U.S. states, the group’s customer offering includes annuities, personal and commercial property and casualty insurance and life insurance. For more information, please visit AmericanNational.com/home/about-us/investor-relations.

Forward-Looking Statements

All statements contained in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They may relate to markets for our products, trends in our operations or financial results, strategic alternatives, future operations, strategies, plans, partnerships, investments, share buybacks and other financial developments. They use words and terms such as “anticipate,” “assume,” “believe,” “can,” “continue,” “could,” “enable,” “estimate,” “expect,” “foreseeable,” “goal,” “improve,” “intend,” “likely,” “may,” “model,” “objective,” “opportunity,” “outlook,” “plan,” “potential,” “project,” “remain,” “risk,” “seek,” “should,” “strategy,” “target,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all forms of speech and derivative forms, or similar words, as well as any projections of future events or results. Forward-looking statements, by their nature, are subject to a variety of assumptions, risks, and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by the Company. Factors that may cause our actual decisions or results to differ materially from those contemplated by these forward-looking statements include, among other things, the factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 and any other documents we file with the SEC.

Forward-looking statements speak only as of the date the statement was made and the Company undertakes no obligation to update such forward-looking statements except as required by law. There can be no assurance that other factors not currently disclosed or anticipated by the Company will not materially adversely affect our results of operations or plans. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.